      As filed with the Securities and Exchange Commission on June 2, 1999

                                                       Registration No. 333-____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                         LITHIUM TECHNOLOGY CORPORATION
               (Exact name of issuer as specified in its charter)

          Delaware                                      13-3411148
--------------------------------              ---------------------------------
(State or other Jurisdiction of)              (IRS Employer Identification No.)

                                5115 Campus Drive
                           Plymouth Meeting, PA 19462
                    (Address of principal executive offices)

                              Individual Plan with
                           Gallagher, Briody & Butler
                            (Full title of the plan)

                                THOMAS R. THOMSEN
                      Chairman and Chief Executive Officer
                         Lithium Technology Corporation
                                5115 Campus Drive
                           Plymouth Meeting, PA 19462
                     (Name and address of agent for service)

                                 (610) 940-6090
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                               THOMAS P. GALLAGHER
                           Gallagher, Briody & Butler
                               212 Carnegie Center
                                    Suite 402
                           Princeton, New Jersey 08540
                                 (609) 452-6000

CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                        Proposed maximum       Proposed maximum
     Title of securities              Amount to be       offering price       aggregate offering       Amount of
       to be registered                Registered           per share                price         registration fee
--------------------------------------------------------------------------------------------------------------------
         Common Stock,                   267,857              $.54                $144,642.78          $40.21
   par value $.01 per share
====================================================================================================================


 (1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported bid and asked price of shares of Common Stock on May 26, 1999 as reported on the OTC Bulletin Board.

The shares covered by this Registration Statement are shares granted or to be granted under the plans described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus and made a part hereof:


         (a) The Company's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Common Stock of the Company that is contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicate that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), Article V of the Company's By-laws provides for the indemnification of an "authorized representative" of the Company (a) against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person, by reason of the fact that such person was or is an authorized representative of the Company, in connection with a threatened, pending or completed third party proceeding, whether civil or criminal, administrative or investigative, if such individual acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, if the action was a criminal proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful; and (b) against expenses actually and reasonably incurred by such person in connection with the defense or settlement of a threatened, pending or completed corporate proceeding, by reason of the fact such person was or is an authorized representative of the Company, if such person acted under the standards set forth in section (a) above and if such person was not found liable to the Company (or if so found liable, if a proper court found such person to be fairly and reasonably entitled to indemnification). The Company's By-laws further provide for mandatory indemnification of authorized representatives of the Company who have been successful in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred in connection with such defense. An "authorized representative" of the Company includes a director, officer, employee or agent of the Company, or a person serving at the request of the Company as a director, officer of another corporation, partnership, joint venture, trust or other enterprise.

                  In addition, Article Ninth of the Company's Certificate of Incorporation provides that, to the full extent that the DGCL permits the limitation or elimination of the liability of directors or officers of a corporation, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of such director's duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  The Shares of Common Stock which have been issued to partners of a consultant of the Company, were issued without registration under the Securities Act of 1933 (the "Securities Act") in accordance with the exemption from registration contained in Section 4(2) of the Securities Act.

ITEM 8.  EXHIBITS.

                  The following is a list of exhibits filed as part of this registration statement.

Exhibit Number                Exhibit
--------------                -------

 5.1                          Opinion of Gallagher, Briody & Butler

23.1                          Consent of Deloitte & Touche LLP

23.2 Consent of Gallagher, Briody & Butler (included as part of Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page)



ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by referenced in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Plymouth Meeting, Commonwealth of Pennsylvania, on this 2nd day of June, 1999.

                                    LITHIUM TECHNOLOGY CORPORATION

                                    By: /s/ Thomas R. Thomsen
                                       --------------------------------------
                                       Thomas R. Thomsen
                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Thomas
R. Thomsen, Chairman and Chief Executive Officer, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

SIGNATURE                                            TITLE                              DATE
---------                                            -----                              ----

/s/ Thomas R. Thomsen               Chairman, Chief Executive Officer and               June 2, 1999
---------------------               Director (Principal and Executive Officer)
Thomas R. Thomsen

/s/ David J. Cade                   Director                                            June 2, 1999
-----------------
David J. Cade

/s/ George R. Ferment               Director                                            June 2, 1999
---------------------
George R. Ferment

/s/ Stephen F. Hope                 Director                                            June 2, 1999
-------------------
Stephen F. Hope

/s/ Ralph D. Ketchum                Director                                            June 2, 1999
--------------------
Ralph D. Ketchum

/s/ Arif  Mastakia                  Director                                            June 2, 1999
------------------
Arif Mastakia

/s/ John D. McKey, Jr.              Director                                            June 2, 1999
----------------------
John D. McKey, Jr.

/s/ John J. McFeeley                Director                                            June 2, 1999
----------------------
John J. McFeeley

/s/ Barry Huret                     Director                                            June 2, 1999
---------------
Barry Huret

/s/ William D. Walker               Treasurer and Chief Financial Officer               June 2, 1999
---------------------               (Principal Financial Officer)
William D. Walker

                                INDEX TO EXHIBITS

EXHIBIT
NUMBERS                             EXHIBIT
-------                             -------

   5.1                              Opinion of Gallagher, Briody & Butler

  23.1                              Consent of Deloitte & Touche LLP

  23.2                              Consent of Gallagher, Briody & Butler
                                    (included  as part of Exhibit 5.1)

  24.1 Power of Attorney (included as part of the signature page)